NEWS   FROM Petroleum Development Corporation

FOR IMMEDIATE RELEASE: February 15, 2008
CONTACT:  Celesta Miracle - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation Adds to Crude Oil Commodity Options

Bridgeport, West Virginia.  Petroleum Development Corporation (NASDAQ/GSM: PETD) today announced that the Company has reset and added to previously published natural gas commodity derivative positions to protect against possible price instability in future periods.

For the period from April 2008 through October 2008 the Company replaced the collars that it previously set with fixed-price swaps.  A Nymex based swap of $8.33/Mmbtu replaced a $6.50/Mmbtu floor and a $10.80/Mmbtu call for approximately 34% of production in the Appalachian and Michigan basins.  A Nymex based swap of $8.58/Mmbtu replaced a $7.00/Mmbtu floor and a $13.00/Mmbtu call for another 34% of production in the Appalachian and Michigan basins.  A Panhandle Eastern (PEPL) based swap of $7.45/Mmbtu replaced a $5.50/Mmbtu floor and a $9.85/Mmbtu call and a $6.00/Mmbtu floor and a $11.25/Mmbtu call for approximately 45% of production in the NECO basin.  A Colorado Interstate (CIG) based swap of $7.05/Mmbtu replaced a $5.50/Mmbtu floor and a $10.35/Mmbtu call for approximately 45% of production in the Piceance and Wattenberg basins.

For the period from November 2008 through March 2009 the Company entered into collars for 20% of the production and swaps for 20% of the production from each of the following basins:  Appalachian, Michigan, NECO, Piceance and Wattenberg.  For the Appalachian and Michigan basins, the Company set a Nymex based participating collar with an $8.40/Mmbtu floor and a $13.05/Mmbtu call along with a Nymex based swap of $9.615/Mmbtu.  For the NECO basin, the Company set a PEPL based collar with a $7.25/Mmbtu floor and a $10.05/Mmbtu call along with a PEPL based swap of $8.44/Mmbtu.  For the Piceance and Wattenberg basins, the Company set a CIG based collar with a $7.00/Mmbtu floor and a $9.70/Mmbtu call along with a CIG based swap of $8.18/Mmbtu.

For the three year period from March 2008 through February 2011 the Company entered into a Nymex based swap at $8.62/Mmbtu for approximately 74% of production from the recent Appalachian acquisition of the Castle Gas Company.

The positions in effect as of today on the Company’s share of production by area are shown in the following table.

		Floors		Ceilings		Swaps (Fixed Prices)
		Monthly		Monthly		Monthly
		Quantity	Floor	Quantity	Ceiling	Volume
Month Set	Month	Mmbtu/Bbls	Price	Mmbtu/Bbls	Price	Mmbtu/Bbls	Price
Colorado Interstate Gas (CIG) Based Derivatives (Piceance Basin)
Dec-06	11/07 – 03/08	100,000	$5.25
Jan-07	11/07 – 03/08	100,000	$5.25	100,000	$9.80
Feb-08	04/08 – 10/08					359,000	$7.05
Jan-08	04/08 – 10/08					294,000	$6.54
Jan-08	11/08 – 03/09	272,600	$6.50	272,600	$10.15
Feb-08	11/08 – 03/09	162,600	$7.00	162,600	$9.70
Feb-08	11/08 – 03/09					162,600	$8.18
Jan-08	04/09 – 10/09	272,600	$5.75	272,600	$8.75

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	Floors				Ceilings	Swaps (Fixed Prices)
	Monthly			Monthly		Monthly
	Quantity		Floor	Quantity	Ceiling	Volume
Month Set	Month	Mmbtu/Bbls	Price	Mmbtu/Bbls	Price	Mmbtu/Bbls	Price
NYMEX Based Derivatives (Appalachian and Michigan Basins)
Dec-06	11/07 – 03/08	144,500	$7.00
Jan-07	11/07 – 03/08	144,500	$7.00	144,500	$13.70
Feb-08	04/08 – 10/08					123,000	$8.33
Feb-08	04/08 – 10/08					123,000	$8.58
Jan-08	11/08 – 03/09	123,000	$7.50	123,000	$14.20
Feb-08	11/08 – 03/09	72,400	$8.40	72,400	$13.05
Feb-08	11/08 – 03/09					72,400	$9.615
Jan-08	04/09 – 10/09	123,000	$6.75	123,000	$12.45
NYMEX Based Derivatives (Appalachian Acquisitions)
Feb-08	03/08 – 02/11	90,000	$8.62
Panhandle Based Derivatives (NECO)
Dec-06	11/07 – 03/08	70,000	$5.75
Jan-07	11/07 – 03/08	90,000	$6.00	90,000	$11.25
Feb-08	04/08 – 10/08					180,000	$7.45
Jan-08	04/08 – 10/08					120,000	$6.80
Jan-08	11/08 – 03/09	110,000	$6.75	110,000	$10.05
Feb-08	11/08 – 03/09	80,000	$7.25	80,000	$10.05
Feb-08	11/08 – 03/09					80,000	$8.44
Jan-08	04/09 – 10/09	110,000	$6.00	110,000	$9.70
Colorado Interstate Gas (CIG) Based Derivatives (Wattenberg Basin)
Jan-07	11/07 – 03/08	120,000	$5.25	120,000	$9.80
Feb-08	04/08 – 10/08					281,000	$7.05
Jan-08	04/08 – 10/08					206,000	$6.54
Jan-08	11/08 – 03/09	199,800	$6.50	199,800	$10.15
Feb-08	11/08 – 03/09	112,400	$7.00	112,400	$9.70
Feb-08	11/08 – 03/09					112,400	$8.18
Jan-08	04/09 – 10/09	199,800	$5.75	199,800	$8.75

Oil - NYMEX Based (Wattenberg Basin)
Oct-07	01/08 – 12/08					29,070	$84.20
Jan-08	01/09 – 12/09					18,700	$84.90
Jan-08	01/09 – 12/09					18,700	$85.40
Jan-08	01/10 – 12/10	18,700	$70.00	18,700	$102.25
Jan-08	01/10 – 12/10	18,700	$70.00	18,700	$103.00

About Petroleum Development Corporation
Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas and oil. Its operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.

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120 Genesis Boulevard • Bridgeport, West Virginia 26330 • Phone:  (304) 842-3597